Exhibit 99.1

Filed by Crestwood Midstream Partners LP

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Crestwood Midstream Partners LP

Commission File No.: 333-187608

News Release CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners Announces Agreement to Acquire Interest in

Niobrara Shale Gas Gathering and Processing Joint Venture

Early-stage entry into the emerging Powder River Basin rich natural gas, NGL and crude oil play further expands the value chain opportunity

Substantial Niobrara Shale midstream infrastructure development underpinned by long-term cost of service agreements

HOUSTON, TEXAS, June 24, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood” or the “Partnership”) today announced that its subsidiary, Crestwood Niobrara LLC (“Crestwood Niobrara”), has entered into an agreement to acquire a 50% interest in Jackalope Gas Gathering Services, L.L.C. (“Jackalope”) from RKI Exploration & Production, LLC (“RKI”) for approximately $108 million. RKI is a privately-owned, independent exploration and production company focused in the Powder River, Permian and Denver-Julesberg Basins in which First Reserve owns a significant minority ownership position. First Reserve is a premier energy-focused private equity firm that is also Crestwood’s indirect general partner and largest common unit holder. The Jackalope gathering and processing system (“Jackalope System”), located in Converse County, Wyoming, provides Crestwood with an early-stage entrance into the emerging Powder River Basin Niobrara Shale play and positions Crestwood for significant future infrastructure development opportunities across the rich gas and crude oil midstream value chain. The acquisition is expected to close during the third quarter of 2013, subject to customary regulatory approvals.

The other 50% interest in Jackalope is owned by Access Midstream Partners, L.P. (“Access”), which acquired its interest in Jackalope in December 2012 from Chesapeake Energy Corporation (“Chesapeake”). As a part of this transaction, Access will continue to provide field operations and construction management for Jackalope and Crestwood will assume the commercial development role for the joint venture.

Chesapeake and RKI have collectively accumulated the largest acreage block in the Powder River Basin play, spanning over 750,000 acres, and are aggressively developing the acreage under a joint development agreement. The Jackalope System is being developed to gather and process rich natural gas produced from a 311,000 acre area of dedication in Converse County where RKI and Chesapeake have focused the majority of their drilling activity to date. The Jackalope System is currently composed of approximately 100 miles of gathering pipelines and

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9,400 horsepower of compression equipment with near-term plans to install a new gas processing facility and continued expansion of the gas gathering system. The existing assets and future development are supported by a 20-year gathering and processing agreement with Chesapeake and RKI under which Jackalope receives cost-of-service based fees with annual redeterminations that provide for an attractive rate of return on invested capital.

“As we announced last year, Crestwood has been focusing its development efforts on rich gas plays such as the Powder River Basin Niobrara Shale,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “This transaction is an important next step in the development of that strategy and positions Crestwood in a growing play with an experienced midstream partner supported by a long-term contract and large acreage dedication being developed by very capable shale producers.

“The Jackalope System, while in its early build-out stage, provides significant visibility to cash flow growth as midstream infrastructure is expanded to support Chesapeake and RKI’s aggressive development plans. With approximately 10 drilling rigs currently running in the area, a 20-year cost-of-service midstream contract, and more than 1,000 estimated drilling locations in the current acreage dedication, we believe this investment has the potential to be another great, high-growth shale play like our Marcellus position.”

Phillips continued, “We are also pleased to partner with Access on this important development project. Access’ long operating experience with Chesapeake, combined with Crestwood’s business development resources, will allow Jackalope to capitalize on future rich gas gathering and processing development opportunities throughout the emerging Powder River Basin play.

“In addition, the Jackalope platform provides additional opportunities for Crestwood to extend its value chain services to include NGL and crude oil storage, blending, truck and rail terminaling, transportation and marketing. It also further highlights the merits of Crestwood’s recently announced combination with Inergy, L.P. and Inergy Midstream, L.P., which specialize in these value chain midstream services.”

In connection with the acquisition and expected future infrastructure development, GE Energy Financial Services has agreed to fund, subject to additional approvals, 75% of the acquisition and future capital contributions for Crestwood Niobrara’s 50% interest in Jackalope, up to $150 million in preferred equity. The remaining contribution for Crestwood Niobrara’s interest will be funded with available borrowing capacity under Crestwood’s revolving credit facility. No additional capital markets activity will be required by Crestwood in connection with this acquisition.

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Additionally, because of First Reserve’s investment in both RKI and Crestwood, the transaction was evaluated by and unanimously approved by the Conflicts Committee of Crestwood’s general partner, which is composed entirely of independent directors. In connection with the Conflicts Committee’s review, Robert W. Baird & Co. Incorporated was engaged as its independent financial advisor and rendered a fairness opinion. The law firm of Morris, Nichols, Arsht & Tunnell LLP served as legal counsel to the Conflicts Committee for the transaction.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Marcellus Shale in northern West Virginia, the Avalon Shale/Bone Spring in southeastern New Mexico, and the Haynesville/Bossier Shale in western Louisiana. For more information about Crestwood, visit www.crestwoodlp.com.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving Crestwood and Inergy Midstream. In connection with the proposed merger, Inergy Midstream will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the unitholders of Crestwood. Crestwood will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRESTWOOD, INERGY MIDSTREAM, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Inergy Midstream and Crestwood through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by Crestwood with the SEC from Crestwood’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by Inergy Midstream with the SEC from Inergy Midstream’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

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Participants in the Solicitation

Crestwood, Inergy Midstream, Inergy, L.P. and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Crestwood in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of Crestwood in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding Crestwood’s directors and executive officers is contained in Crestwood’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding Inergy’s directors and executive officers is contained in Inergy, L.P.’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of

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necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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